News Release

BNY MELLON REPORTS SECOND QUARTER 2023 EARNINGS OF
$1.0 BILLION OR $1.30 PER COMMON SHARE

Revenue up 5%	EPS up 26% (a)	ROE 12% ROTCE 23%(b)	CET1 11.1% Tier 1 leverage 5.7%
(a)    Excluding the net impact of notable items, primarily litigation and severance, EPS increased 20%. See (b) below.

NEW YORK, July 18, 2023 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Net income applicable to common shareholders (in millions)	$1,031	$905	$835	14%	23%
Diluted earnings per common share (c)	$1.30	$1.12	$1.03	16%	26%
(c)    Includes impact of notable items of $(0.07) per share in 2Q23, $(0.01) per share in 1Q23 and $(0.12) per share in 2Q22.

Second Quarter Results
Total revenue of $4.5 billion, increased 5%
•Net interest revenue increased 33%
•Fee revenue decreased 2%

Total noninterest expense of $3.1 billion, was flat, or
increased 1% excluding notable items (b)

AUC/A of $46.9 trillion, increased 9%
AUM of $1.9 trillion, decreased 2%

Securities Services
•Total revenue increased 12%
•Income before taxes increased 91%; or increased 52% excluding notable items (b)
•Pre-tax operating margin of 29%

Market and Wealth Services
•Total revenue increased 10%
•Income before taxes increased 8%
•Pre-tax operating margin of 46%

Investment and Wealth Management
•Total revenue decreased 10%
•Income before taxes decreased 38%
•Pre-tax operating margin of 16%; Adjusted pre-tax operating margin of 18% (b)

Capital
•Returned $745 million to common shareholders, including $448 million of common share repurchases

CEO Commentary
Robin Vince, President and Chief Executive Officer, commented, “BNY Mellon delivered good financial performance amid a very dynamic operating environment, and we continued taking actions to position the firm for higher underlying growth and enhanced operational efficiency over time.”

“The company reported earnings per share of $1.30, up 26% year-over-year, on $4.5 billion of revenue, up 5% year-over-year, and generated a return on tangible common equity of 23% in the second quarter. Our focus on revenue growth and expense discipline allowed us to drive meaningful positive operating leverage and improve our pre-tax margin to 30% while we continued making significant investments in our future,” Mr. Vince added.

“In the second quarter we saw particular strength in Clearance and Collateral Management and Depositary Receipts, and our recently launched solutions, such as Pershing’s innovative Wove advisory platform, give us confidence that revenues will build over time,” Mr. Vince further noted.

“Following the release of the Federal Reserve’s 2023 bank stress test last month, we increased our common dividend by 14% starting this quarter, and our overall approach to maintaining a high-quality, resilient balance sheet and returning capital to shareholders remains unchanged,” Mr. Vince concluded.

Media Relations: Garrett Marquis (949) 683-1503	Investor Relations: Marius Merz (212) 298-1480
(b) For information on this Non-GAAP measure, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9.
Note: Above comparisons are 2Q23 vs. 2Q22, unless otherwise noted.

BNY Mellon 2Q23 Earnings Release
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				2Q23 vs.
	2Q23	1Q23	2Q22	1Q23		2Q22
Fee revenue	$3,257	$3,156	$3,339	3%		(2)%
Investment and other revenue	97	79	91	N/M		N/M
Total fee and other revenue	3,354	3,235	3,430	4		(2)
Net interest revenue	1,100	1,128	824	(2)		33
Total revenue	4,454	4,363	4,254	2		5
Provision for credit losses	5	27	47	N/M		N/M
Noninterest expense	3,111	3,100	3,112	—		—
Income before taxes	1,338	1,236	1,095	8		22
Provision for income taxes	270	260	231	4		17
Net income	$1,068	$976	$864	9%		24%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,031	$905	$835	14%		23%
Operating leverage (a)				173	bps	473	bps
Diluted earnings per common share (b)	$1.30	$1.12	$1.03	16%		26%
Average common shares and equivalents outstanding - diluted (in thousands)	790,725	807,718	813,590
Pre-tax operating margin	30%	28%	26%

Metrics:
Average loans	$63,459	$63,261	$69,036	—%		(8)%
Average deposits	277,209	274,000	311,017	1		(11)
AUC/A at period end (in trillions) (current period is preliminary)	46.9	46.6	43.0	1		9
AUM (in trillions) (current period is preliminary)	1.91	1.91	1.94	—		(2)
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    Includes impact of notable items of $(0.07) per share in 2Q23, $(0.01) per share in 1Q23 and $(0.12) per share in 2Q22.
bps – basis points.

KEY DRIVERS (comparisons are 2Q23 vs. 2Q22, unless otherwise stated)
Total revenue increased 5%, primarily reflecting:
•Fee revenue decreased 2%, primarily reflecting lower foreign exchange revenue, the impact of the Alcentra divestiture and the mix of cumulative AUM net inflows, partially offset by the abatement of money market fee waivers.
•Net interest revenue increased 33%, primarily reflecting higher interest rates, partially offset by changes in balance sheet size and mix.
•Provision for credit losses was $5 million, primarily reflecting changes in the macroeconomic forecast driving increased reserves related to commercial real estate, which were partially offset by a reduction in reserves related to financial institutions.
•Noninterest expense was flat, or increased 1% excluding notable items (c), related to litigation and severance. The increase reflects higher investments and revenue-related expenses, as well as the impact of inflation, partially offset by the favorable impact of efficiency savings and the impact of the Alcentra divestiture.
•Effective tax rate of 20.2%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 9%, primarily reflecting higher market values, client inflows and net new business.
•AUM decreased 2%, primarily reflecting lower market values driven by the year-over-year decrease in UK fixed income markets and the divestiture of Alcentra, partially offset by net inflows and the favorable impact of a weaker U.S. dollar.

Capital and liquidity
•$297 million of dividends to common shareholders (d).
•$448 million of common share repurchases.
•Return on common equity (“ROE”) – 12%; Return on tangible common equity (“ROTCE”) – 23% (c).
•Common Equity Tier 1 (“CET1”) ratio – 11.1%.
•Tier 1 leverage ratio – 5.7%.
•Average liquidity coverage ratio (“LCR”) – 120%; Average net stable funding ratio (“NSFR”) – 136%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(c)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
(d)    Including dividend-equivalents on share-based awards.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 2Q23 Earnings Release
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)					2Q23 vs.
	2Q23	1Q23	2Q22		1Q23	2Q22
Investment services fees:
Asset Servicing	$991	$948	$995		5%	—%
Issuer Services	319	236	309		35	3
Total investment services fees	1,310	1,184	1,304		11	—
Foreign exchange revenue	124	139	155		(11)	(20)
Other fees (a)	54	55	54		(2)	—
Total fee revenue	1,488	1,378	1,513		8	(2)
Investment and other revenue	84	72	36		N/M	N/M
Total fee and other revenue	1,572	1,450	1,549		8	1
Net interest revenue	668	666	457		—	46
Total revenue	2,240	2,116	2,006		6	12
Provision for credit losses	16	—	13		N/M	N/M
Noninterest expense	1,582	1,556	1,656		2	(4)
Income before taxes	$642	$560	$337		15%	91%

Total revenue by line of business:
Asset Servicing	$1,706	$1,664	$1,534		3%	11%
Issuer Services	534	452	472		18	13
Total revenue by line of business	$2,240	$2,116	$2,006		6%	12%

Pre-tax operating margin	29%	26%	17%	(b)

Securities lending revenue (c)	$47	$48	$45		(2)%	4%

Metrics:
Average loans	$11,283	$10,939	$11,386		3%	(1)%
Average deposits	$172,863	$167,209	$191,191		3%	(10)%

AUC/A at period end (in trillions) (current period is preliminary) (d)	$33.2	$32.6	$31.0		2%	7%
Market value of securities on loan at period end (in billions) (e)	$415	$441	$441		(6)%	(6)%
(a)    Other fees primarily include financing-related fees.
(b)    Excluding higher litigation reserves, adjusted pre-tax operating margin was 21% (Non-GAAP). See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
(c)    Included in investment services fees reported in the Asset Servicing line of business.
(d)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.6 trillion at June 30, 2023 and $1.5 trillion at March 31, 2023 and June 30, 2022.
(e)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $66 billion at June 30, 2023, $69 billion at March 31, 2023 and $70 billion at June 30, 2022.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – The year-over-year increase primarily reflects higher net interest revenue, partially offset by lower foreign exchange revenue. The sequential increase primarily reflects higher client activity, partially offset by lower foreign exchange revenue.
•Issuer Services – The year-over-year increase primarily reflects higher net interest revenue and Depositary Receipts revenue. The sequential increase primarily reflects higher Depositary Receipts revenue, partially offset by lower net interest revenue.
•Noninterest expense decreased year-over-year, primarily reflecting lower litigation reserves and the favorable impact of efficiency savings, partially offset by higher investments and the impact of inflation.

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BNY Mellon 2Q23 Earnings Release
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Investment services fees:
Pershing	$496	$499	$479	(1)%	4%
Treasury Services	172	168	176	2	(2)
Clearance and Collateral Management	265	260	240	2	10
Total investment services fees	933	927	895	1	4
Foreign exchange revenue	21	18	22	17	(5)
Other fees (a)	55	54	46	2	20
Total fee revenue	1,009	999	963	1	5
Investment and other revenue	16	15	11	N/M	N/M
Total fee and other revenue	1,025	1,014	974	1	5
Net interest revenue	420	453	340	(7)	24
Total revenue	1,445	1,467	1,314	(1)	10
Provision for credit losses	7	—	4	N/M	N/M
Noninterest expense	781	769	702	2	11
Income before taxes	$657	$698	$608	(6)%	8%

Total revenue by line of business:
Pershing	$686	$693	$636	(1)%	8%
Treasury Services	402	412	373	(2)	8
Clearance and Collateral Management	357	362	305	(1)	17
Total revenue by line of business	$1,445	$1,467	$1,314	(1)%	10%

Pre-tax operating margin	46%	48%	46%

Metrics:
Average loans	$36,432	$36,854	$42,391	(1)%	(14)%
Average deposits	$85,407	$86,040	$94,716	(1)%	(10)%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$13.4	$13.7	$11.8	(2)%	14%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Pershing – The year-over-year increase primarily reflects the abatement of money market fee waivers, higher net interest revenue and higher fees on sweep balances, partially offset by lower client activity. The sequential decrease primarily reflects lower net interest revenue.
•Treasury Services – The year-over-year increase primarily reflects higher net interest revenue. The sequential decrease primarily reflects lower net interest revenue.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher net interest revenue, U.S. government clearance volumes and U.S. collateral management balances. The sequential decrease primarily reflects lower net interest revenue.
•Noninterest expense increased year-over-year, primarily reflecting higher investments and higher revenue-related expense, as well as the impact of inflation, partially offset by the favorable impact of efficiency savings.

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BNY Mellon 2Q23 Earnings Release
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Investment management fees	$750	$752	$825	—%	(9)%
Performance fees	10	22	5	N/M	100
Investment management and performance fees	760	774	830	(2)	(8)
Distribution and servicing fees	58	55	51	5	14
Other fees (a)	(56)	(53)	(31)	N/M	N/M
Total fee revenue	762	776	850	(2)	(10)
Investment and other revenue (b)	12	6	(13)	N/M	N/M
Total fee and other revenue (b)	774	782	837	(1)	(8)
Net interest revenue	39	45	62	(13)	(37)
Total revenue	813	827	899	(2)	(10)
Provision for credit losses	7	—	—	N/M	N/M
Noninterest expense	677	734	691	(8)	(2)
Income before taxes	$129	$93	$208	39%	(38)%

Total revenue by line of business:
Investment Management	$546	$557	$603	(2)%	(9)%
Wealth Management	267	270	296	(1)	(10)
Total revenue by line of business	$813	$827	$899	(2)%	(10)%

Pre-tax operating margin	16%	11%	23%
Adjusted pre-tax operating margin – Non-GAAP (c)	18%	13%	26%

Metrics:
Average loans	$13,995	$13,960	$14,087	—%	(1)%
Average deposits	$15,410	$16,144	$20,802	(5)%	(26)%

AUM (in billions) (current period is preliminary) (d)	$1,906	$1,908	$1,937	—%	(2)%
Wealth Management client assets (in billions) (current period is preliminary) (e)	$286	$279	$264	3%	8%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
(d)    Excludes assets managed outside of the Investment and Wealth Management business segment.
(e)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year decrease primarily reflects the impact of the Alcentra divestiture and the mix of cumulative net inflows, partially offset by improved seed capital results and the abatement of money market fee waivers. The sequential decrease primarily reflects the timing of performance fees.
•Wealth Management – The year-over-year decrease primarily reflects lower net interest revenue and changes in product mix.
•Noninterest expense decreased year-over-year, primarily reflecting the impact of the Alcentra divestiture, partially offset by higher revenue-related expenses. The sequential decrease primarily reflects lower staff expense.

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BNY Mellon 2Q23 Earnings Release
OTHER SEGMENT primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, renewable energy and other corporate investments, certain business exits and other corporate revenue and expense items.

(in millions)	2Q23	1Q23	2Q22
Fee revenue	$(2)	$3	$13
Investment and other revenue	(16)	(14)	62
Total fee and other revenue	(18)	(11)	75
Net interest (expense)	(27)	(36)	(35)
Total revenue	(45)	(47)	40
Provision for credit losses	(25)	27	30
Noninterest expense	71	41	63
(Loss) before taxes	$(91)	$(115)	$(53)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The year-over-year decrease in total revenue primarily reflects a strategic equity investment gain recorded in 2Q22.

•Provision for credit losses was a benefit of $25 million, primarily reflecting a reduction in reserves related to financial institutions.

•Noninterest expense increased sequentially, primarily driven by higher litigation reserves and severance expense.

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BNY Mellon 2Q23 Earnings Release
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	June 30, 2023	March 31, 2023	Dec. 31, 2022
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.1%	11.0%	11.2%
Tier 1 capital ratio	14.0	13.9	14.1
Total capital ratio	14.8	14.7	14.9
Tier 1 leverage ratio (a)	5.7	5.8	5.8
Supplementary leverage ratio (a)	7.0	6.9	6.8
BNY Mellon shareholders’ equity to total assets ratio	9.5%	9.6%	10.0%
BNY Mellon common shareholders’ equity to total assets ratio	8.4%	8.4%	8.8%

Average LCR (a)	120%	118%	118%
Average NSFR (a)	136%	132%	N/A	(b)

Book value per common share	$46.35	$45.36	$44.40
Tangible book value per common share – Non-GAAP (c)	$24.17	$23.52	$23.11
Common shares outstanding (in thousands)	778,782	789,134	808,445
(a)    Regulatory capital and liquidity ratios for June 30, 2023 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for June 30, 2023, March 31, 2023 and Dec. 31, 2022 was the Advanced Approaches.
(b)    The reporting requirement for the average NSFR became effective in 2Q23, inclusive of reporting the average 1Q23 ratio.
(c)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.

•CET1 capital totaled $18.1 billion and Tier 1 capital totaled $23.0 billion at June 30, 2023, both increasing compared with March 31, 2023. The increases primarily reflect capital generated through earnings, partially offset by common stock repurchase activity. The Tier 1 leverage ratio decreased compared with March 31, 2023, as an increase in capital was more than offset by an increase in average assets.

NET INTEREST REVENUE

Net interest revenue				2Q23 vs.
(dollars in millions; not meaningful - N/M)	2Q23	1Q23	2Q22	1Q23	2Q22
Net interest revenue	$1,100	$1,128	$824	(2)%	33%
Add: Tax equivalent adjustment	1	—	3	N/M	N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,101	$1,128	$827	(2)%	33%

Net interest margin	1.20%	1.29%	0.89%	(9) bps	31	bps
Net interest margin (FTE) – Non-GAAP (a)	1.20%	1.29%	0.89%	(9) bps	31	bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue increased year-over-year primarily reflecting higher interest rates, partially offset by changes in balance sheet size and mix.

•The sequential decrease in net interest revenue primarily reflects a change in deposit mix, partially offset by higher interest rates.

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BNY Mellon 2Q23 Earnings Release
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Fee and other revenue
Investment services fees	$2,252	$2,119	$2,206	$4,371	$4,199
Investment management and performance fees	762	776	833	1,538	1,716
Foreign exchange revenue	158	176	222	334	429
Financing-related fees	50	52	44	102	89
Distribution and servicing fees	35	33	34	68	64
Total fee revenue	3,257	3,156	3,339	6,413	6,497
Investment and other revenue	97	79	91	176	161
Total fee and other revenue	3,354	3,235	3,430	6,589	6,658
Net interest revenue
Interest revenue	5,224	3,942	1,159	9,166	1,937
Interest expense	4,124	2,814	335	6,938	415
Net interest revenue	1,100	1,128	824	2,228	1,522
Total revenue	4,454	4,363	4,254	8,817	8,180
Provision for credit losses	5	27	47	32	49
Noninterest expense
Staff	1,718	1,791	1,623	3,509	3,325
Software and equipment	450	429	405	879	804
Professional, legal and other purchased services	378	375	379	753	749
Net occupancy	121	119	125	240	247
Sub-custodian and clearing	119	118	131	237	249
Distribution and servicing	93	85	90	178	169
Business development	47	39	43	86	73
Bank assessment charges	41	40	37	81	72
Amortization of intangible assets	14	14	17	28	34
Other	130	90	262	220	396
Total noninterest expense	3,111	3,100	3,112	6,211	6,118
Income
Income before taxes	1,338	1,236	1,095	2,574	2,013
Provision for income taxes	270	260	231	530	384
Net income	1,068	976	864	2,044	1,629
Net (income) loss attributable to noncontrolling interests related to consolidated investment management funds	(1)	—	5	(1)	13
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,067	976	869	2,043	1,642
Preferred stock dividends	(36)	(71)	(34)	(107)	(108)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,031	$905	$835	$1,936	$1,534

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
(in dollars)
Basic	$1.31	$1.13	$1.03	$2.43	$1.89
Diluted	$1.30	$1.12	$1.03	$2.42	$1.88

Page - 8

BNY Mellon 2Q23 Earnings Release
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

BNY Mellon has presented total noninterest expense, income before taxes and diluted earnings per common share measures excluding litigation reserves, severance and a disposal loss. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items				2Q23 vs.
(dollars in millions)	2Q23		2Q22	2Q22
Noninterest expense – GAAP	$3,111		$3,112	—%
Impact of notable items (a)	62		103
Adjusted noninterest expense – Non-GAAP	$3,049		$3,009	1%

Income before taxes – GAAP	$1,338		$1,095	22%
Impact of notable items (b)	(63)		(103)
Adjusted income before taxes – Non-GAAP	$1,401		$1,198	17%

Diluted earnings per common share	$1.30		$1.03	26%
Impact of notable items (b)	(0.07)		(0.12)
Adjusted diluted earnings per commons share – Non-GAAP	$1.38	(c)	$1.15	20%
(a)    Notable items in 2Q23 reflect litigation reserves and severance. Notable items in 2Q22 reflect litigation reserves.
(b)    Notable items in 2Q23 reflect litigation reserves, severance and a disposal loss (reflected in investment and other revenue). Notable items in 2Q22 reflect litigation reserves.
(c)    Does not foot due to rounding.

Page - 9

BNY Mellon 2Q23 Earnings Release
BNY Mellon has also presented the pre-tax operating margin excluding litigation reserves, severance and a disposal loss for the Securities Services business segment. These measures are provided to permit investor to view the financial measures on a basis consistent with how management views the business.

Reconciliation of Non-GAAP measures, excluding notable items - Securities Services			2Q23 vs.
(dollars in millions)	2Q23	2Q22	2Q22
Income before taxes – GAAP	$642	$337	91%
Impact of notable items (a)	(10)	(92)
Adjusted income before taxes – Non-GAAP	$652	$429	52%

Pre-tax operating margin – GAAP (b)		17%
Adjusted pre-tax operating margin – Non-GAAP (b)		21%
(a)    Notable items in 2Q23 reflect severance, litigation reserves and a disposal loss. Notable items in 2Q22 reflect litigation reserves.
(b)    Income before income taxes divided by total revenue.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans including repurchases, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, capabilities, resiliency, risk profile, revenue, net interest revenue, fees, expenses, cost discipline, sustainable growth, currency fluctuations, innovation in products and services, client experience, company management, human capital management (including related ambitions, objectives, aims and goals), deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. You should not place undue reliance on any forward-looking statement. All forward-looking statements in this Earnings Release speak only as of July 18, 2023, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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BNY Mellon 2Q23 Earnings Release
ABOUT BNY MELLON

Established in 1784, BNY Mellon is America’s oldest bank and the first company listed on the New York Stock Exchange (NYSE: BK). Today, BNY Mellon powers capital markets around the world through comprehensive solutions that help clients manage and service their financial assets throughout the investment life cycle. BNY Mellon had $46.9 trillion in assets under custody and/or administration and $1.9 trillion in assets under management as of June 30, 2023. BNY Mellon has been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available on www.bnymellon.com. Follow us on LinkedIn or visit our Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, President and Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 10:30 a.m. ET on July 18, 2023. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on July 18, 2023. An archived version of the second quarter conference call and audio webcast will be available beginning on July 18, 2023 at approximately 2:00 p.m. ET through August 18, 2023 at www.bnymellon.com/investorrelations.

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